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                                                               Exhibit 10(d)(ii)

                               AMENDMENT NO. 1 TO
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                        TURNER STEINER INTERNATIONAL, LLC

This AMENDMENT NO. 1 TO LIMITED LIABILITY COMPANY AGREEMENT ("Amendment No. 1") is made and entered into effective as of the 1st day of January, 1998, by and between THE TURNER CORPORATION, a corporation organized under the laws of the State of Delaware ("Turner"), and KARL STEINER HOLDING AG, a corporation incorporated under the laws of Switzerland ("Steiner").

      WHEREAS, Turner and Steiner are parties to a Limited Liability Company Agreement dated as of December 22, 1997 (the "LLC Agreement"), and

      WHEREAS, Turner and Steiner desire at this time to amend certain provisions of the LLC Agreement relating to the contribution by each party of its interest in Turner Steiner International S.A., a Belgium corporation ("TSI"),

      NOW, THEREFORE, Turner and Steiner hereby agree to amend the LLC Agreement, effective as of the date hereof, as follows:

      1. Contribution of Interests in TSI. Section 5.1 of the LLC Agreement is hereby amended to read:

            5.1 Capital Contributions of the Members. The Members shall each make an initial Capital Contribution of $100. Turner shall make the contribution contemplated by Article XIII below, and Turner and Steiner shall contribute to the Company the entire interest held by each Member in TSI pursuant to a Contribution Agreement dated as of the date hereof. Persons or entities hereafter admitted as Members of the Company shall make such contributions of cash, property or services to the Company as shall be determined by the Members, acting unanimously, at the time of each such admission.
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      2. Termination of Joint Venture Agreement. Section 14.9 of the LLC
Agreement is hereby amended to read:

            14.9. Entire Agreement. The Members agree that this Agreement contains the entire agreement among the Members with respect to the transactions contemplated herein, and supersedes all prior oral or written agreements, commitments or understandings with respect to the matters for herein and therein; provided, however, that this Agreement shall not be deemed to cancel and supersede the Joint Venture and Shareholders Agreement dated June 3, 1992 between Turner and Steiner regarding TSI until Turner and Steiner have contributed the entirety of each of their respective interests to LLC, as contemplated by Section 5.1 of this Agreement.

      3. No Other Amendment. Except as amended, modified or supplemented by this Amendment No. 1, the LLC Agreement is confirmed and remains in full force and effect.

      This Amendment No. 1 may be executed in one or more counterparts, each of which shall for all purposes be deemed an original and all of which shall constitute one and the same agreement.

      IN WITNESS WHEREOF, the undersigned have duly executed this Amendment No. 1, or have caused this Amendment No. 1 to be duly executed on their behalf, as of the date first set forth above.


                                        THE TURNER CORPORATION

                                        By:
                                           -------------------------------------
                                             Name:
                                             Title:


                                        KARL STEINER HOLDING AG

                                        By:
                                           -------------------------------------
                                             Name:
                                             Title:


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